UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 31, 2013

TALON INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13669	95-4654481
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

21900 Burbank Blvd., Suite 270
	Woodland Hills, California	91367
	(Address of Principal Executive Offices)	(Zip Code)

(818) 444-4100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 31, 2013, Talon International, Inc., a Delaware corporation (“Company”) entered into a Commercial Credit Agreement (the “Credit Agreement”) with Union Bank, N.A. (the “Bank”).

The Credit Agreement provides for a revolving loan commitment in the amount of up to $3,500,000 (the “Revolving Credit Facility”), consisting of revolving loans and a sublimit of letters of credit not to exceed a maximum aggregate principal amount of $1,000,000. Any loans under the Revolving Credit Facility will bear interest at two and one-half percent (2.50%) in excess of the Bank’s “Reference Rate,” which is an index rate determined by the Bank from time to time as a means of pricing certain extensions of credit.

The Credit Agreement also provides for a term loan in the amount of $5,000,000 (the “Term Credit Facility” and together with the Revolving Credit Facility, the “Credit Facilities”). The Term Credit Facility will bear interest at a rate per annum equal to two and three-quarters percent (2.75%) in excess of the Reference Rate.

On December 31, 2013, the Company used all of the proceeds of the Term Credit Facility and $800,000 of the proceeds of the Revolving Credit Facility to repay $5.8 million of the Company’s existing indebtedness to CVC California, LLC, which indebtedness was scheduled to mature on January 12, 2014.

The Credit Agreement contains representations and warranties, affirmative, negative and financial covenants, and events of default, applicable to the Company and its subsidiaries which are customary for credit facilities of this type including maintaining a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 1.25:1.00 as of the close of each fiscal quarter and an Adjusted EBITDA (as defined in the Credit Agreement) of at least $2,750,000 as of the close of each fiscal quarter, for the 12-month period ended as of the last day of the quarter.

The payment and performance of all indebtedness and other obligations of the Company to the Bank, including all borrowings under the Credit Facilities, are guaranteed by the following entities pursuant to the terms and conditions of one or more Continuing Guaranties duly executed by such entities in favor of the Bank: Tag-It, Inc., a California corporation (“Tag-It”); Talon Technologies, Inc., a California corporation (“Talon Tech”); and Tag-It Pacific Limited, a Hong Kong limited liability company (“Tag-It HK”).

The payment and performance of all indebtedness and other obligations of the Company to the Bank, including all borrowings under the Credit Facilities, are secured by liens on substantially all of the assets of the Company and each of the Company’s domestic subsidiaries, Tag-It and Talon Tech pursuant to the terms and conditions of one or more Security Agreements duly executed by the Company and its domestic subsidiaries and the Bank. In addition, the payment and performance of all indebtedness and other obligations of the Company to the Bank, including all borrowings under the Credit Facilities, are secured by liens on substantially all of the assets of Tag-It HK pursuant to the terms and conditions of the Debenture duly executed by Tag-It HK and the Bank.

The foregoing summaries of the Credit Agreement, the Continuing Guaranties, Security Agreements and Debenture do not purport to be complete and are qualified in their entirety by references to the full text of the Credit Agreement, the Security Agreement entered into by the Company and the Bank, the form of Continuing Guaranty executed by each guarantor, the form of Security Agreement entered into by each of the Company’s domestic subsidiaries and the Bank, and the Debenture which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 7.01             Regulation FD Disclosure.

On January 7, 2014, the Company issued a press release regarding the Credit Facilities. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01             Financial Statements and Exhibits.

(d)      Exhibits.

10.1	Commercial Credit Agreement dated December 31, 2013 between Talon International, Inc. and Union Bank, N.A.

10.2	Security Agreement dated December 31, 2013 between Talon International, Inc. and Union Bank, N.A.

10.3	Form of Continuing Guaranties.

10.4	Form of Security Agreements for Guarantors.

10.5	Debenture dated December 31, 2013 between Tag-It Pacific Limited and Union Bank, N.A.

99.1	Press release issued by Talon International, Inc. dated January 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.

Date: January 7, 2014	By:	/s/ Lonnie D. Schnell
Lonnie D. Schnell, Chief Executive Officer

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